Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

The Board of Directors
OneMain Financial Holdings, LLC (formerly OneMain Financial Holdings, Inc.):

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 23, 2015, with respect to the consolidated and combined statements of financial position of OneMain Financial Holdings, Inc. as of December 31, 2014 and 2013, and the related consolidated and combined statements of income, comprehensive income, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2014, which report is incorporated herein by reference in OneMain Holdings, Inc.’s Current Report on Form 8-K/A filed with the SEC on January 29, 2016, which incorporates by reference OneMain Holdings, Inc.’s Current Report on Form 8-K filed with the SEC on April 27, 2015.

In addition, we consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Baltimore, Maryland
November 7, 2017